UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On August 3, 2017, Abraham Mirman notified Lilis Energy, Inc. (the “Company”) of his resignation as Chief Executive Officer, and as a member of the Company’s Board of Directors (the “Board”), effective as of August 4, 2017 (the “Separation Date”). Mr. Mirman also resigned from all positions held with the Company’s subsidiaries. Mr. Mirman’s decision to resign was not the result of any disagreement with the Company, the Board, or management, or any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Mirman’s resignation, the Company entered into a Separation and Consulting Agreement with Mr. Mirman on August 3, 2017 (the “Agreement”), setting forth the terms of Mr. Mirman’s separation from the Company and his prospective consulting services.

Pursuant to the terms of the Agreement, in satisfaction of any and all obligations under his employment agreement, and provided that Mr. Mirman does not exercise his right to revoke the Agreement within eight days of its execution, Mr. Mirman will receive the following severance payments, subject to applicable employer and employee withholding by the Company: (1) accrued benefits (including base salary, vacation pay and reimbursements) that are unpaid as of the Separation Date, (2) a lump-sum cash payment of $1,000,000, (3) premium payments for continuing COBRA coverage for eighteen months or until Mr. Mirman obtains alternative coverage, whichever is earlier, and (4) reimbursement of reasonable attorneys’ fees incurred in connection with his separation. Any unvested shares of restricted stock or unvested stock options which were previously awarded to Mr. Mirman will vest on August 12, 2017.

In addition, the Company engaged Mr. Mirman as an independent consultant to provide services of a consulting or advisory nature as the Company may reasonably request with respect to its business. Mr. Mirman’s consultancy will commence on the day following the Separation Date and will terminate on August 5, 2018, unless terminated earlier or extended by mutual agreement in accordance with the terms of the Agreement. In consideration for his consulting services, the Company will pay Mr. Mirman a monthly consulting fee of $41,660.67.

The Agreement contains other standard provisions contained in agreements of this nature, including restrictive covenants concerning confidentiality, non-competition, non-solicitation and non-disparagement, and a general release of any and all claims Mr. Mirman may have against the Company, its directors, officers and associated persons. The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Chief Executive Officer

Following Mr. Mirman’s resignation, the Board appointed Jim Linville, currently the Company’s President, to serve as Chief Executive Officer, effective as of August 4, 2017.

Mr. Linville, age 52, has been the Company’s President since June 26, 2017. Previously, he was the Senior Director of Operations and Development for US Energy Development Corporation (“US Energy”) from January 2016 to June 2017, where he was a senior technical engineering, operational and resource development professional in the company. During his time at US Energy, Mr. Linville led a team of field and office staff consisting of drilling, completions, operations, engineering, reservoir, regulatory and environmental safety professionals. Additionally, Mr. Linville was a member of the Capital Committee at US Energy, tasked with deploying up to approximately $200 million annually in a portfolio of energy related investments, primarily within the Delaware Basin and Eagle Ford. Prior to US Energy, Mr. Linville was Director of Operations at American Energy Permian Basin (“AEPB”) from January 2015 to July 2015, where he managed field operations, completions, production and facilities engineering for a large Midland Basin Wolfcamp shale horizontal development program. Prior to moving into his position as Director of Operations at AEPB, Mr. Linville was Director of Acquisitions at American Energy Partners, LP (“AELP”) from February 2014 to January 2015, where he assembled and led the acquisitions team, consisting of numerous petro-professionals (Reservoir, Operations, Geoscience, Land), who were responsible for screening over 400 acquisition opportunities. While at AELP, Mr. Linville participated in and managed over 100 acquisition evaluations with aggregate value greater than $12 billion. Previously, Mr. Linville was employed at Devon Energy Corporation (“Devon”) from January 2001 to January 2014, where he held various engineering and management roles. Prior to Devon, Mr. Linville held various leadership and engineering (reservoir, production, drilling) and operational roles at Eastern American Energy, Consolidated Oil & Gas, Hallwood Petroleum, Unocal and his own firm Derrick Engineering Corporation. Mr. Linville earned his Bachelor of Science in Petroleum Engineering from New Mexico Tech and his Master of Science in Environmental Engineering from Marshall University. Throughout his career, he has held numerous leadership roles within the Society of Petroleum Engineers (SPE) and was an Industry Advisory Board member at New Mexico Tech and the Oklahoma City SPE Chapter. In addition, Mr. Linville is a Registered Professional Engineer.

There are no arrangements or understandings between Mr. Linville and any other persons pursuant to which Mr. Linville was selected to be an officer of the Company. Mr. Linville does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Linville’s appointment as the Company’s Chief Executive Officer, the Company and Mr. Linville entered into an amendment to his employment agreement on August 4, 2017 (the “Amendment”), reflecting his appointment as the Company’s Chief Executive Officer. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 4, 2017, the Company issued a press release announcing certain of the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Separation and Consulting Agreement, dated August 3, 2017, by and between Lilis Energy, Inc. and Abraham Mirman.

10.2	First Amendment of Executive Employment Agreement, dated August 4, 2017, by and between Lilis Energy, Inc. and Jim Linville.

99.1	Press Release of Lilis Energy, Inc. dated August 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph Daches
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Consulting Agreement, dated August 3, 2017, by and between Lilis Energy, Inc. and Abraham Mirman.

10.2	First Amendment of Executive Employment Agreement, dated August 4, 2017, by and between Lilis Energy, Inc. and Jim Linville.

99.1	Press Release of Lilis Energy, Inc. dated August 4, 2017.